UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 14, 2014

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In connection with the attendance of VIVUS, Inc., or the Company, at the 32nd Annual J.P. Morgan Healthcare Conference to be held at the Westin St. Francis Hotel in San Francisco, California, the Company will be presenting an overview of the Company on January 15, 2014 at 3:30 pm PST.  A live webcast and 30-day archive of the presentation will be available at http://ir.vivus.com.  In addition, the Company will participate in certain meetings at the conference on January 14, 2014 and January 15, 2014.  In the presentation and meetings, members of the Company’s senior management team will discuss business highlights and events, corporate priorities, the obesity market, the obesity treatment evolution, study results, prescription and prescriber data, the commercialization of Qsymia®, the European strategy for Qsiva™, STENDRA™/SPEDRA™ partnerships, and certain other information.  A copy of the slides that will be used in the presentation and meetings is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Slide presentation entitled “Innovative Therapies, Novel Products”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Vice President, Business Development and General Counsel

Date:  January 14, 2014

EXHIBIT INDEX

Number	Description

99.1	Slide presentation entitled “Innovative Therapies, Novel Products”